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                                                                    Exhibit 4.1
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                                   PAINEWEBBER


                             SAVINGS INVESTMENT PLAN




               (As amended and restated effective January 1, 1994)


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                                      INDEX

                                                                          Page
                                                                          ----
ARTICLE I - INTRODUCTION................................................    1

ARTICLE II - DEFINITIONS................................................    2

2.1.     Accounts.......................................................    2
2.2.     Administrative Committee ......................................    2
2.3.     After-Tax Contributions .......................................    2
2.4.     Aggregate Percentage...........................................    2
2.5.     Annual Addition ...............................................    2
2.6.     Basic Contributions ...........................................    2
2.7.     Beneficiary ...................................................    3
2.8.     Board .........................................................    3
2.9.     Code...........................................................    3
2.10.    Common Stock...................................................    3
2.11.    Company Account ...............................................    3
2.12.    Company Contributions .........................................    4
2.13.    Compensation...................................................    4
2.14.    Contribution Percentage........................................    5
2.15.    Deferral Percentage ...........................................    6
2.16.    Disability.....................................................    6
2.17.    Employee.......................................................    6
2.18.    Employee Account...............................................    7
2.19.    Employment Commencement Date...................................    7
2.20.    ERISA .........................................................    7
2.21.    Highly Compensated Participant.................................    7
2.22.    Hour of Service ...............................................    7
2.23.    Life Expectancy ...............................................    7
2.24.    One-Year Break-in-Service......................................    7
2.25.    PaineWebber ...................................................    8
2.26.    Participant ...................................................    8
2.27.    Paysop Contributions...........................................    8
2.28.    Plan...........................................................    8
2.29.    Plan Administrator.............................................    9
2.30.    Plan Year .....................................................    9
2.31.    Pre-Tax Contributions .........................................    9
2.32.    Pre-Tax Earnings...............................................    9
2.33.    Prior Year Earnings ...........................................    9
2.34.    Required Beginning Date........................................   10
2.35.    Retirement Date ...............................................   10
2.36     Service........................................................   10


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                                                                          Page
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2.37.    Severance Date.................................................   10
2.38.    Trust Agreement................................................   10
2.39.    Trustee........................................................   10
2.40.    Trust Fund or Fund.............................................   10
2.41.    Valuation Date.................................................   11
2.42.    Voluntary Contributions........................................   11
2.43.    Masculine and Feminine Pronouns................................   11

ARTICLE III - ELIGIBILITY AND PARTICIPATION.............................   12

3.1.     Eligibility -- Employees.......................................   12
3.2.     Commencement of Participation..................................   12
3.3.     Eligibility of Former Participants.............................   12

ARTICLE IV - SALARY DEFERRALS; PARTICIPANT CONTRIBUTIONS ...............   13

4.1.     Pre-Tax Contributions..........................................   13
4.2.     After-Tax Contributions........................................   13
4.3.     Limit on Pre-Tax and After-Tax Contributions...................   14
4.4.     Procedures for Participant Contributions.......................   14
4.5.     Contribution of Pre-Tax and
           After-Tax Contributions......................................   14
4.6.     Rollover Contribution..........................................   15
4.7.     Termination of the Right of Highly Compensated
           Participants to Continue Making Pre-Tax
           Contributions During a Plan Year.............................   15
4.8.     Termination of the Right of Highly Compensated
           Participants to Continue Making After-Tax
           Contributions or Receiving Savings
           Incentive Contributions......................................   15
4.9.     Aggregate Limitations on Contributions.........................   16
4.10.    Reductions of Pre-Tax and After-Tax
           Contributions................................................   17
4.11.    Corrective Distributions.......................................   19
4.12.    Changes Effected by the Plan Administrator.....................   19

ARTICLE V - COMPANY CONTRIBUTIONS.......................................   20

5.1.     Amount of Company Contributions................................   20
5.2.     Limitations on Company and Pre-Tax
          Contributions.................................................   20
5.3.     Form and Payment of Company and Pre-Tax
          Contributions.................................................   20

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                                                                          Page
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ARTICLE VI - ALLOCATION AND ACCOUNTS OF PARTICIPANTS ...................   22

6.1.     Allocation of Company Contributions............................   22
6.2.     Allocation of Pre-Tax and
           After-Tax Contributions......................................   22
6.3.     Valuation of Accounts..........................................   22
6.4.     Adjustments to Accounts........................................   22
6.5.     Statutory Limitation on Allocation of
           Company Contributions........................................   23
6.6.     Forfeiture Suspense Account....................................   25

ARTICLE VII - VESTING...................................................   26

7.1.     Employee Account...............................................   26
7.2.     Retirement.....................................................   26
7.3.     Death or Disability............................................   26
7.4.     Vesting in Company Account.....................................   26
7.5.     Forfeitures....................................................   27

ARTICLE VIII - DISTRIBUTIONS AND WITHDRAWALS............................   28

8.1.     Distributions..................................................   28
8.2.     Form of Distributions..........................................   30
8.3.     Limits on Distribution Periods.................................   31
8.4.     Death Benefits.................................................   32
8.5.     Withdrawals of Employee Contributions
           and Paysop Contributions.....................................   32
8.6.     Regular Withdrawals of Pre-Tax Contributions...................   33
8.7.     Hardship Withdrawals...........................................   33
8.8.     Procedures for Withdrawals.....................................   34
8.9.     Participant Loans to Participants..............................   35

ARTICLE IX - ADMINISTRATION OF THE PLAN.................................   38

9.1.     Appointment of an Administrative
           Committee....................................................   38
9.2.     Meetings.......................................................   38
9.3.     Quorum.........................................................   38
9.4.     Expenses.......................................................   38
9.5.     Powers and Duties of the Administrative
           Committee....................................................   38
9.6.     Delegation of Authority........................................   39
9.7.     Benefit Claims Procedures......................................   39
9.8.     Indemnification of Committee Members...........................   40


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                                                                          Page
                                                                          ----
9.9.     Reliance on Reports and Certificates...........................   41
9.10.    Members' Own Participation.....................................   41
9.11.    Supervision of Investment of Funds;
            Confidentiality.............................................   41
9.12.    QDROs..........................................................   41

ARTICLE X - TRUST FUND..................................................   43

10.1.    Trustee........................................................   43
10.2.    Investment of Trust Fund.......................................   43
10.3.    Election of Investment Funds...................................   43
10.4.    Procedure for Investment of Funds..............................   45
10.5.    Purchases from Participant Accounts............................   45
10.6.    Non-Reversion..................................................   45
10.7.    Return of Certain Company Contributions........................   45
10.8.    Voting of Common Stock.........................................   46

ARTICLE XI - AMENDMENT OR TERMINATION...................................   47

11.1.    Right to Amend or Terminate....................................   47
11.2.    Mergers, Consolidations and Transfers..........................   47
11.3.    Distribution of Funds Upon Termination.........................   48

ARTICLE XII - GENERAL PROVISIONS........................................   49

12.1.    No Guarantee of Employment.....................................   49
12.2.    Payments to Minors and Incompetents............................   49
12.3.    Nonalienation of Benefits......................................   49
12.4.    Evidence of Survivor...........................................   50
12.5.    Titles and Headings............................................   50
12.6.    Governing Law..................................................   50

ARTICLE XIII - TOP-HEAVY PLAN REQUIREMENTS..............................   51

13.1.    General........................................................   51
13.2.    Definition of Top-Heavy Plan...................................   51
13.3.    Top-Heavy Group................................................   51
13.4.    Definition of Super Top-Heavy Plan.............................   52
13.5.    The Amount of Account..........................................   52
13.6.    Vesting........................................................   52
13.7.    Minimum Contribution...........................................   53
13.8.    Impact on Maximum Benefits.....................................   53
13.9.    Key Employee...................................................   54


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                                                                          Page
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Exhibit A Provisions Relating to Certain
            Participants in Other Plans.................................    i

1.       BEDCO Plan.....................................................    i
2.       MH Plans.......................................................    i
3.       PWJC Retirement Agreement and Trust............................    i
4.       Becker Profit Sharing Plan.....................................   ii
5.       PaineWebber Capital Accumulation Plan..........................   ii

                       PAINEWEBBER SAVINGS INVESTMENT PLAN

                                    ARTICLE I

                                  INTRODUCTION

            1.1. This Plan, known as the Paine Webber Savings Investment Plan, was adopted April 23, 1979 as the PaineWebber Incorporated Employees' Stock Accumulation Plan.

            1.2. The purpose of this Plan is to attract and retain qualified Employees by providing them with an opportunity to save for their retirement, to permit them to derive benefits commensurate with the financial results of Paine Webber Group Inc., and to acquire an equity interest in Paine Webber Group Inc. This equity interest shall be acquired through the investment of Company Contributions to the Trust exclusively in the Common Stock of Paine Webber Group Inc.

            1.3. Except as required by law or as otherwise specifically provided, the benefits payable hereunder to any Participant or the spouse or Beneficiary of any Participant shall be determined under the provisions of this Plan (or any predecessor plan that has been merged into this Plan) as in effect as of the Participant's Severance Date, but the time his benefits shall commence and the form of payment of his benefits shall be determined under the provisions of this Plan as in effect at the time his benefits are to commence.

            1.4. This Plan is designated as a profit-sharing plan for all purposes of the Code.

                                   ARTICLE II

                                   DEFINITIONS

            Unless otherwise required by the context, the terms used herein shall have the meanings set forth in this Article II.

            2.1. Accounts shall mean a Participant's Employee Account and Company Account, collectively.

            2.2. Administrative Committee shall mean the PaineWebber Savings Investment Plan Administrative Committee provided for in Article IX.

            2.3. After-Tax Contributions shall mean the contributions made by a Participant pursuant to Section 4.2. and shall consist of Basic After-Tax Contributions and Voluntary After-Tax Contributions. After-Tax Contributions shall also refer to amounts previously designated hereunder as Voluntary Contributions.

            2.4. Aggregate Percentage shall mean the sum of a Participant's Deferral Percentage and Contribution Percentage.

            2.5. Annual Addition shall mean, effective for Plan Years beginning after 1986, the sum of the following amounts credited to a Participant's Accounts for the Plan Year:

            (a) Company Contributions,

            (b) Basic After-Tax Contributions,

            (c) Basic Pre-Tax Contributions,

            (d) Voluntary After-Tax Contributions, and

            (e) Voluntary Pre-Tax Contributions.

            2.6. Basic Contributions shall mean contributions to the Plan before July 1, 1984, that were designated as Basic Contributions, and so much of a Participant's After-Tax Contributions and Pre-Tax Contributions each Plan Year after 1988 as does not exceed 6% of his Compensation (with such amounts being referred to as Basic After-Tax and Basic Pre-Tax Contributions, respectively). If the sum of a


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Participant's After-Tax and Pre-Tax Contributions exceeds 6% of his
Compensation, Basic Contributions shall be deemed to have been made first from Pre-Tax Contributions and then to the extent Pre-Tax Contributions do not exceed 6% of Compensation, from After-Tax Contributions.

            2.7. Beneficiary shall mean (i) in the case of a Participant who is married at the time of his death, his surviving spouse (unless the Participant elects otherwise as provided below), or (ii) in the case of a Participant who is not married at the time of his death, the person designated as such by the Participant on a form supplied by, and last filed with, the Plan Administrator, who shall receive the benefits payable under the provisions of Article VIII of the Plan upon the death of the Participant. A Participant who is married may elect to have someone other than his spouse as his beneficiary if (i) the spouse of the Participant consents in writing to such election, (ii) the election designates a specific beneficiary (including any class of beneficiaries) or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designation by the Participant without any further spousal consents), (iii) the spouse's consent acknowledges the effect of such election, and (iv) the consent is witnessed by the Plan Administrator, another authorized Plan representative or a notary public. If no designation is in effect at the time of the death of the Participant, or if no person so designated survives the Participant, or if the Beneficiary would have been the Participant's surviving spouse but such spouse predeceased the Participant, the Beneficiary shall be the estate of the Participant.

            2.8. Board shall mean the Board of Directors of Paine Webber Group Inc.

            2.9. Code shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

            2.10. Common Stock shall mean the common stock, $1.00 par value, of Paine Webber Group Inc.

            2.11. Company Account shall mean the separate account maintained for each Participant to which Company Contributions, Common Stock, dividends on Common Stock, expenses of the Plan and distributions or forfeitures are credited or charged.


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            2.12. Company Contributions shall mean the sum of the contributions to the Plan by PaineWebber pursuant to Section 5.1 plus the forfeitures under Sections 4.11, 6.6 and 7.5 for the Plan Year of reference.

            2.13. Compensation shall mean the total compensation paid to an Employee by PaineWebber which is, or in the absence of the Employee's election under Section 4.1 hereof would be, considered "wages" under Section 3401(a) of the Code, excluding amounts realized (a) upon the exercise of a non-qualified stock option, (b) upon the disposition of stock acquired upon exercise of an option to which Section 421 of the Code applies, (c) as payments or reimbursements for moving expenses incurred by an Employee, but only to the extent that it is reasonable to believe at the time of payment that the expenses are not allowable as a deduction by the Employee under Section 217 of the Code,
(d) upon the forgiveness by PaineWebber of an Employee's indebtedness, (e) upon the payment of, or reimbursement for, any interest rate differential on a mortgage or otherwise, (f) upon the receipt of any benefits as a prize or award,
(g) from property transferred to an Employee in connection with the performance of services while such property is nontransferable and subject to a substantial risk of forfeiture, (h) from the payment of premiums for, or the value of benefits provided under, any form of group insurance, (i) from any payment to compensate an Employee in whole or in part from the income or employment tax consequences of the receipt of any amount of benefit and (j) prior to becoming a Participant. Compensation shall also include elective contributions made by PaineWebber on behalf of the Participant that are not includible in that Participant's gross income under Section 125 or Section 402(e)(3) of the Code. In the case of an Employee whose earnings are paid in a currency other than United States dollars, his earnings to be taken into account for purposes of the Plan shall be converted to United States dollars using exchange rates employed in preparing his Form W-2.

            The Compensation of each Participant taken into account under the Plan for any Plan Year ending on or before December 31, 1993, shall not exceed $200,000, and for each Plan Year beginning with the 1994 Plan Year shall not exceed $150,000, in each case, as such amount may be adjusted pursuant to
Section 401(a)(17) of the Code for cost-of-living increases in effect for the calendar year. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Earnings are determined ("determination period") beginning in such


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calendar year. If a determination period consists of fewer than 12 months, the
$200,000 or $150,000 limitation on compensation, as applicable, as adjusted for cost-of-living increases, will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year of reference. If, as a result of the application of such rules the adjusted $200,000 or $150,000 limitation, as applicable, is exceeded, then the limitation shall be prorated among the affected individuals' Compensation determined prior to the application of this limitation.

            2.14. Contribution Percentage shall mean for any Employee or specified group of Employees, the average of the ratios (calculated separately for each Employee in the group) or the ratio (in the case of an individual Employee) of:

            (A) the sum of Basic After-Tax Contributions, Voluntary After-Tax Contributions and Company Contributions made to the Plan on behalf of such Employee for the Plan Year; to

            (B) the Employee's "compensation" (within the meaning of Section 414(s) of the Code) for any portion of such Plan Year during which the Employee was a Participant.

            In the case of an individual who is subject to the family aggregation rules of Section 414(q)(6) of the Code because he is either a five-percent owner or one of the ten most highly compensated employees of PaineWebber, the combined Contribution Percentage for the family group (which is treated as one individual Employee) must be determined by combining Basic After-Tax Contributions, Voluntary After-Tax Contributions, Company Contributions and Compensation of all eligible family members. To the extent that any reduction, suspension or distribution of Basic After-Tax Contributions, Voluntary After-Tax Contributions or Company Contributions is required for such family group, in accordance with Sections 4.8, 4.9, 4.10 and 4.11, such reduction, suspension or distribution shall be made among members of the family group in proportion to the Basic After-Tax Contributions, Voluntary After-Tax Contributions and Company Contributions of each


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member that are combined to determine the Contribution Percentage.

            2.15. Deferral Percentage shall mean for any Employee or specified group of Employees, the average of the ratios (calculated separately for each Employee in the group) or the ratio (in the case of an individual Employee) of:

            (A) the amount of Basic Pre-Tax Contributions and Voluntary Pre-Tax Contributions made to the Plan on behalf of such Employee during such Plan Year; and

            (B) the Employee's "compensation" (within the meaning of Section 414(s) of the Code) for any portion of such Plan Year during which the Employee was a Participant.

            In the case of an individual who is subject to the family aggregation rules of Section 414(q)(6) of the Code either because he is a five-percent owner or one of the ten most highly compensated employees of Painewebber, the combined Deferral Percentage for the family group must be determined by combining Basic Pre-Tax Contributions, Voluntary Pre-Tax Contributions and Compensation of all eligible family members. To the extent any reduction, suspension or distribution of Basic Pre-Tax Contributions or Voluntary Pre-Tax Contributions is required for such family group, in accordance with Sections 4.7, 4.9, 4.10 and 4.11, such reduction, suspension or distribution shall be made among members of the family group in proportion to their Basic Tax-Contributions and Voluntary Pre-Tax Contributions taken into account to determine the Deferral Percentage.

            2.16. Disability shall have the same meaning as such term has in the PaineWebber Pension Plan.

            2.17. Employee shall mean any person (other than a nonresident alien having no gross income during the Plan Year from sources within the United States) who is actively employed (as a common-law employee) by PaineWebber. The term "Employee" shall also include a "leased employee" (as defined in Section 414(n) of the Code) of PaineWebber; provided, however, that no person who is deemed to be an Employee solely by virtue of being a leased employee shall be entitled to become a Participant under this Plan or to receive or make contributions hereunder. No person shall be considered an Employee by reason of service to PaineWebber solely as a director or during a period of service pursuant to an agreement


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or understanding designating his service as that of an independent contractor or consultant, unless such person is also a leased employee.

            2.18. Employee Account shall mean the separate account maintained for each Participant to which his Basic After-Tax Contributions, Basic Pre-Tax Contributions, Voluntary After-Tax Contributions and Voluntary Pre-Tax Contributions, his rollover contributions, his share of assets of the Trust Fund and earnings thereon, expenses of the Plan and distributions are credited or charged.

            2.19. Employment Commencement Date shall mean the date upon which an Employee first performs an Hour of Service or the date he thereafter first performs an Hour of Service after a One-Year Break-in-Service.

            2.20. ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued pursuant thereto, as such Act affects this Plan.

            2.21. Highly Compensated Participant shall mean a Participant who is a "highly compensated employee" within the meaning of Section 414(q) of the Code.

            2.22. Hour of Service shall mean each hour for which a person is, directly or indirectly, paid or entitled to payment by PaineWebber for the performance of services or for other reasons, such as vacation or disability, to the extent such hours are required to be credited under the regulations codified at 29 C.F.R. ss. 2530.200b-2.

            2.23. Life Expectancy shall mean the life expectancy (or joint and survivor life expectancy) calculated using the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 (as such tables may be amended from time to time) and using the attained age of the Participant (or Beneficiary) in the year a distribution begins, reduced by one for each year that has elapsed since the date for which life expectancy was first calculated. For purposes of satisfying the minimum distribution requirements, life expectancy shall not be recalculated (other than by the adjustment in the preceding sentence) after a Participant's Required Beginning Date.

            2.24. One-Year Break-in-Service shall mean a period of severance of 12 consecutive months.


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            For purposes of determining vesting and eligibility to participate under the Plan, upon provision of a certification satisfactory to the Plan Administrator which sets forth the reasons for the leave, an Employee shall not be deemed to have a One-Year Break-in-Service during a leave of absence for up to one calendar year if the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for a child of the Employee during the period immediately following the birth or placement for adoption of such child of the Employee.

            2.25. PaineWebber shall mean (a) Paine Webber Group Inc., (b) all corporations which are members of a controlled group of corporations, within the meaning of Section 1563(a) of the Code (determined without regard to Section 1563 (a)(4) and (e)(3)(C)), of which Paine Webber Group Inc. or any successor thereto is the parent, and (c) any trade or business, whether or not incorporated, which, at the time of reference: (i) is under common control with Paine Webber Group Inc. within the meaning of Section 414(c) of the Code, (ii) effective January 1, 1981, is a member of the same affiliated service group, within the meaning of Section 414(m) of the Code, or (iii) is required to be aggregated with Paine Webber Group Inc. under Section 414(o) of the Code. In addition, "PaineWebber" shall include any business acquired by PaineWebber (a) if PaineWebber continues the plan of the acquired business, or (b) to the extent required by regulations promulgated under Section 414(a)(2) of the Code.

            2.26. Participant shall mean any Employee who is eligible to, and is participating in, the Plan pursuant to Article III, any former Employee for whom any Accounts are still maintained, any alternative payee under any qualified domestic relations order and any beneficiary of any of the foregoing.

            2.27. Paysop Contributions shall mean contributions made to the Plan and which were designated as Paysop Contributions with respect to Plan Years beginning before 1987.

            2.28. Plan shall mean the "PaineWebber Savings Investment Plan", as set forth in its entirety in this document, and the Trust Agreement, as this document and such Trust Agreement may be amended from time to time.


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            2.29. Plan Administrator shall mean the person serving from time to time as Manager of Corporate Benefits of PaineWebber Incorporated, who shall be the plan administrator of the Plan, within the meaning of Section 414(g) of the Code.

            2.30. Plan Year shall mean the calendar year, which shall be the basis on which the records of the Plan are kept.

            2.31. Pre-Tax Contributions shall mean that part of a Participant's Compensation which, in the absence of a Participant's election under Section 4.1, would have been paid to the Participant. Pre-Tax Contributions shall consist of Basic Pre-Tax Contributions and Voluntary Pre-Tax Contributions. Pre-Tax Contributions shall also refer to amounts previously designated hereunder as Deferral Contributions.

            2.32. Pre-Tax Earnings shall mean "Earnings Before Taxes on Income" for the fiscal year of Paine Webber Group Inc. of reference as reported in Paine Webber Group Inc.'s consolidated statements of operations in its annual report to stockholders.

            2.33. Prior Year Earnings shall mean the Employee's Compensation during the calendar year preceding the Plan Year of reference, or if an Employee was not employed by PaineWebber for the entire prior calendar year, the annualized Compensation of the Employee during such prior calendar year. If a Participant who is not compensated in whole or in part on a commission basis was not employed by PaineWebber at any time during such prior calendar year, his Prior Year Earnings shall be deemed to be the annualized amount of the Compensation paid to the Participant during the Plan Year. If a Participant who is compensated in whole or in part on a commission basis was not employed by Painewebber at any time during such prior calendar year, then, if (a) he was employed by a securities investment services firm immediately prior to becoming an Employee, his Prior Year Earnings shall be deemed to be the compensation paid to him by such firm during such prior year which is considered "wages" under
Section 3401(a) of the Code, or (b) he was not employed by a securities investment services firm immediately prior to becoming an Employee, his Prior Year Earnings shall be deemed to be the annualized Compensation paid to him in the period immediately prior to his becoming a Participant.


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            2.34. Required Beginning Date shall mean (i) with respect to a
Participant who attained age 70-1/2 during 1988, and who had not retired by January 1, 1989, April 1, 1990, (ii) with respect to a Participant who attains age 70-1/2 on or after January 1, 1989, the April 1st of the calendar year following the year in which the Participant attains age 70-1/2, and (iii) with respect to a Participant who attained age 70-1/2 before January 1, 1988, the April 1st of the calendar year following the later of the calendar year in which the Participant retires or attains age 70-1/2.

            2.35. Retirement Date shall mean the earlier of (i) the date of an Employee's 65th birthday or (ii) the date the Employee has both attained age 55 and completed 10 years of Service.

            2.36. Service shall mean the period commencing on an Employee's Employment Commencement Date and ending on his Severance Date. If after an Employee's Severance Date, the Employee performs an Hour of Service before the anniversary of his Severance Date, the period between his Severance Date and the date he thereafter completed an Hour of Service will also be included as Service. In determining the length of an Employee's Service, all separate periods of Service shall be taken into account.

            2.37. Severance Date shall mean the earlier of:

            (a) the date on which an Employee quits, retires, is discharged or dies, or

            (b) the first anniversary of the first date of absence for any other reason, such as layoff, leave of absence or disability.

            2.38. Trust Agreement shall mean the "PaineWebber Savings Investment Plan Trust Agreement" entered into between Paine Webber Group Inc. and the Trustee to carry out the purposes of the Plan, as set forth herein, which Trust Agreement shall form a part of the Plan.

            2.39. Trustee shall mean the Trustee designated in the Trust Agreement.

            2.40. Trust Fund or Fund shall mean the Common Stock, cash and other properties of the Plan held and administered by the Trustee in accordance with the provisions of the Trust Agreement and the Plan.


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            2.41. Valuation Date shall mean the last business day in each Plan
Year of reference and the last business day in any other month during a Plan Year as of which date the Trustee shall value the Fund.

            2.42. Voluntary Contributions shall mean that portion of each Participant's After-Tax Contributions and Pre-Tax Contributions that are not designated as Basic Contributions.

            2.43. Masculine and Feminine Pronouns when used herein shall refer to men or women or both, and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, wherever appropriate.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

            3.1. Eligibility -- Employees. Each Employee shall be eligible to participate in the Plan as of the later of the date he attains age 21 or six months after his Employment Commencement Date if he is an Employee on the later of such dates. If an Employee is not employed by PaineWebber on the later of such dates then he shall be eligible to participate in the Plan following the later of his reemployment date and the date he completes six months of Service (provided that he is an Employee on such date).

            If a person was employed by a securities investment services firm immediately prior to becoming an Employee, then, solely for purposes of determining whether he has completed the six-month service requirement to participate in the Plan, the date he last commenced his employment with such prior firm shall be treated as his Employment Commencement Date.

            3.2. Commencement of Participation. An Employee who is eligible to participate in the Plan shall become a Participant effective as of the first day of the month coinciding with or immediately following the date on or after he is both eligible to participate and has made an election in effect to make Basic Pre-Tax or Basic After-Tax Contributions.

            3.3. Eligibility of Former Participants. Any Participant whose participation in the Plan has terminated shall again be eligible to participate in the Plan as of the first day of the month following the date he is reemployed by PaineWebber.

                                   ARTICLE IV

                   SALARY DEFERRALS; PARTICIPANT CONTRIBUTIONS

            4.1. Pre-Tax Contributions. Each Participant shall be permitted to elect to reduce the amount of his Compensation payable during each Plan Year at a rate equal to 1% to 16%, in multiples of 1%, of all or certain elements of the Compensation thereafter paid to him during the period his election is in effect and while he remains employed by PaineWebber.

            Effective as of January 1, 1987, no Participant shall be permitted to have Pre-Tax Contributions made on his behalf under this Plan such that when those Pre-Tax Contributions are added to similar elective deferrals under other plans maintained by PaineWebber or any other employer for such calendar year, such elective deferrals (as defined in Section 402(g) (3) of the Code) exceed $7,000 (or such greater amount as may be permitted by reason of the application of Section 402 (g) (5) of the Code).

            If any amount of elective deferrals in excess of $7,000, as adjusted, is made for any Participant in any calendar year, notwithstanding any provisions of the Plan to the contrary -

      (i) not later than the first March 1 following the close of the calendar year, the Participant may allocate the amount of such excess elective deferrals among this Plan and, as applicable, any other plans under which the elective deferrals were made and may notify the Plan Administrator, and, as applicable, each other plan's administrator of the portion allocated to it, and (ii) not later than the first April 15 following the close of the calendar year, the Plan and, as applicable, each such other plan shall distribute to the Participant any amount allocated to it under clause (i) plus any income on such amount through the close of the calendar year in respect of which the deferrals were made.

Notice under clause (i) under the Plan shall be made in writing to the Plan Administrator in such form as the Plan Administrator shall require. Notice under any other plan shall be made in accordance with such plan.

            4.2. After-Tax Contributions. Each Participant may elect to make After-Tax Contributions at the rate of 1% to 16%, in multiples of 1%, of all or certain elements of the

Compensation thereafter paid to a Participant during the period his election remains in effect.

            4.3. Limit on Pre-Tax and After-Tax Contributions. The sum of the rate of a Participant's Pre-Tax Contributions and After-Tax Contributions in effect at any time may not exceed 16% of his Compensation.

            4.4. Procedures for Participant Contributions. Pre-Tax and After-Tax Contributions will be made through payroll deductions (where permitted by law). A Participant's election as to the rate of his Pre-Tax or After-Tax Contributions, the elements of his Compensation with respect to which he will make Pre-Tax or After-Tax Contributions, or to suspend his Pre-Tax or After-Tax Contributions shall be filed with the Plan Administrator and shall remain in effect until changed or revoked, but the Plan Administrator shall not be required to give effect to such change or suspension with respect to any calendar month unless notice of such change or suspension has been received by the Plan Administrator within such period prior to the commencement of such month as the Plan Administrator, by notice to Participants, may from time to time establish. An Employee may make his initial election as to his rate of Pre-Tax and After-Tax Contributions any time after he first becomes a Participant. Thereafter a Participant may increase, reduce or suspend the rate of his Pre-Tax or After-Tax Contributions upon such notice and subject to such requirements or limitations as the Plan Administrator, by notice to Participants, may from time to time establish. A Participant may reduce or suspend the rate of his Pre-Tax or After-Tax Contributions at any time. Any election of a Participant as to his rate of Pre-Tax or After-Tax Contributions shall terminate upon his termination of employment for any reason.

            All Pre-Tax and After-Tax Contributions withheld as payroll deductions shall be credited to the Employee Account of the Participant for the Plan Year in which such Pre-Tax and After-Tax Contributions are withheld and shall be paid over to the Trustee.

            4.5. Contribution of Pre-Tax and After-Tax Contributions. All Pre-Tax and After-Tax Contributions withheld by PaineWebber shall be paid to the Trustee within 90 days of the date they are withheld from a Participant's wages.

            4.6. Rollover Contribution. Any person, whether or not a Participant, may transfer to the Plan any "eligible rollover distribution" which is described in Section 402(c) or Section 408(d) (3) of the Code. Each such transfer shall be in cash and shall be accompanied by such information and certificates as the Plan Administrator may reasonably require. Amounts transferred to the Plan pursuant to this Section 4.6 shall be credited to such Participant's Employee Account. A person initially may elect to invest the amounts transferred under the terms and conditions which are available to a Participant in regard to his Basic Contributions and Voluntary Contributions under Section 10.2, such amounts shall be invested in accordance with any investment election then in effect in accordance with this Section 4.6, and such amounts shall be accounted for and treated under the Plan in the same manner as the appreciation on his After-Tax Contributions.

            4.7. Termination of the Right of Highly Compensated Participants to Continue Making Pre-Tax Contributions During a Plan Year. Effective for Plan Years beginning after 1986 and before 1989, the right of all Highly Compensated Participants to continue to make Pre-Tax Contributions during any Plan Year shall be suspended or reduced if the Plan Administrator concludes that continued Pre-Tax Contributions by such Participants will result in a Pre-Tax Percentage for such Participants which exceeds the greater of (A) or (B), where:

            (A) is an amount equal to 125% of the Deferral Percentage for all Participants other than Highly Compensated Participants; and

            (B) is an amount equal to the sum of the Deferral Percentage for all Participants other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Deferral Percentage for all Participants other than Highly Compensated Participants.

            4.8. Termination of the Right of Highly Compensated Participants to Continue Making After-Tax Contributions or Receiving Savings Incentive Contributions. Effective for Plan Years beginning after 1986 and before 1989, the right of all Highly Compensated Participants to continue to make After-Tax Contributions (including the right to have Pre-Tax Contributions recharacterized as After-Tax Contributions) or to have Company Contributions made on their behalf shall be suspended or reduced if the Plan Administrator concludes that the continuation of such contributions will result in a

Contribution Percentage which for all such Participants exceeds the greater of
(A) or (B), where:

            (A) is an amount equal to 125% of the Contribution Percentage for all Participants other than Highly Compensated Participants; and

            (B) is an amount equal to the sum of the Contribution Percentage for all Participants other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Contribution Percentage for all Participants other than Highly Compensated Participants.

            4.9. Aggregate Limitations on Contributions. Effective for Plan Years beginning after 1988, the right of Highly Compensated Participants to make After-Tax Contributions or to have Pre-Tax Contributions or Company Contributions made on their behalf shall be suspended or reduced if the Plan Administrator determines that such continuation will result in (i) the Deferral Percentage for the Highly Compensated Participants being more than 125% of the Deferral Percentage for all other Participants, (ii) the Contribution Percentage for Highly Compensated Participants being more than 125% of the Contribution Percentage for all other Participants, and (iii) aggregate contributions being made in excess of the sum of

            (A) 125% of the greater of (1) the Deferral Percentage for all Participants other than Highly Compensated Participants and (2) the Contribution Percentage for all Participants other than Highly Compensated Participants; and

            (B) Two percent plus the lesser of (1) or (2) above, however, this amount shall not exceed 200% of the lesser of (1) or (2) above;

provided, however, that the following shall be substituted for both (A) and (B) above if it will result in a greater sum:

            (A) 125% of the lesser of (1) the Deferral Percentage for all Participants other than Highly Compensated Participants and (2) the Contribution Percentage for all Participants other than Highly Compensated Participants; and

            (B) Two percent plus the greater of (1) or (2) above, however, this amount shall not exceed 200% of the greater of (1) or (2) above.

            4.10. Reductions of Pre-Tax and After-Tax Contributions. (a) Pre-Tax Contributions. In the event that it is necessary to reduce the Pre-Tax Contributions of Highly Compensated Participants in accordance with Section 4.7, the Deferral Percentage (taking into account contributions previously made for the Plan Year and those scheduled to be made for the Plan Year) of the Highly Compensated Participant with the highest Deferral Percentage shall be reduced to the extent required to -

            (i) enable the Plan to satisfy the requirements of Section 4.7, or

            (ii) cause such Highly Compensated Participant's Deferral Percentage to equal the Deferral Percentage of the Highly Compensated Participant with the next highest Deferral Percentage.

            This process shall be repeated until the Plan satisfies the requirements of Section 4.7.

            Subject to Section 4.8 and Section 4.10(b) below, to the extent practicable, if, as a result of any limitation contained in the Plan, PaineWebber cannot contribute to the Plan the amounts which Highly Compensated Participants elected to have treated as Pre-Tax Contributions, the amount which cannot be so contributed shall be deemed to be made as After-Tax Contributions. Any such recharacterization shall comply with the requirements of Treasury Regulations Section l.401(k)-1(f)(3).

            If, as a result of contributions previously made during the Plan Year, it is impossible to reduce any Highly Compensated Pre-Tax Contributions as described above, his Deferral Percentage shall be reduced by distributing Pre-Tax Contributions made on his behalf in accordance with Section 4.11.

            (b) After-Tax Contributions. In the event that it is necessary to reduce the After-Tax Contributions of Highly Compensated Participants in accordance with Section 4.8, the Contribution Percentage (taking into account contributions previously made for the Plan Year, scheduled to be made for the Plan Year and Pre-Tax Contributions that have been recharacterized in accordance with paragraph (a) above for the Plan Year) of the Highly Compensated Participant with the highest Contribution Percentage or, if applicable, with the highest Aggregate Percentage shall be reduced to the extent required to -

            (i) enable the Plan to satisfy the requirements of Section 4.8; or

            (ii) cause such Highly Compensated Participant's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Participant with the next highest Contribution Percentage or, if applicable, with the highest Aggregate Percentage.

            This process shall be repeated until the Plan satisfies the requirements of Section 4.8. Any reduction shall be made by reducing the rate of a Participant's After-Tax Contributions.

            If, as a result of contributions previously made during the year, it is impossible to reduce any Participant's After-Tax Contributions as described above, his Contribution Percentage shall be reduced by distributing After-Tax Contributions made on his behalf in accordance with Section 4.11.

            (c) Aggregate Limitation. If, following the application of paragraphs (a) and (b) above, the Plan fails to satisfy the requirements of
Section 4.9, the Aggregate Percentage (taking into account contributions previously made for the Plan Year and contributions scheduled to be made for the Plan Year) of the Highly Compensated Participant with the highest Contribution Percentage shall be reduced by reducing his After-Tax Contributions, as described in paragraph (b). This process shall be repeated in the manner described in paragraph (b) until the Plan satisfies the requirements of Section
4.9 and, if such reductions do not suffice to comply with Section 4.9, then the Highly Compensated Participants with the highest Deferral Percentages shall have their Pre-Tax Contributions reduced in the manner described in paragraph (a).

            If, as a result of contributions previously made during the Plan Year, it is impossible to reduce a Highly Compensated Participant's Aggregate Percentage by reducing his After-Tax or Pre-Tax Contributions, as described above, his Aggregate Percentage shall be reduced in accordance with Section 4.11.

            4.11. Corrective Distributions. Notwithstanding any provision in this Plan to the contrary (including provisions relating to spousal consent and the earliest permissible distribution date for Pre-Tax Contributions), to the extent that the Plan Administrator finds that it is not feasible to reduce Pre-Tax Contributions or After-Tax Contributions for a Plan Year as provided in
Section 4.10, within 12 months after the end of such Plan Year the Plan Administrator shall cause to be distributed to the extent vested, or cause to be forfeited, Pre-Tax Contributions, After-Tax Contributions and/or Company Contributions (and, in each case, earnings thereon through the end of the Plan Year for which such Contributions were made) as may be necessary to cause the Plan to satisfy Sections 4.7, 4.8, and 4.9. The amount of Pre-Tax Contributions, After-Tax Contributions and/or Company Contributions (and earnings thereon through the end of the Plan Year for which such Contributions were made) to be distributed to any Highly Compensated Participant shall be determined in a manner consistent with Section 4.9; provided, however, to the extent practicable, any distribution or forfeiture shall be made first from amounts attributable to Voluntary After-Tax Contributions; second, from amounts attributable to Basic After-Tax Contributions; third, from amounts attributable to Voluntary Pre-Tax Contributions; and fourth, from amounts attributable to Basic Pre-Tax Contributions. In the case of any distribution of Basic Contributions, to the extent required by law, Company Contributions on such amounts (and earnings thereon) shall be distributed to the affected Participant, to the extent they are vested and shall be forfeited to the extent they are not vested. To the extent feasible, the Plan Administrator shall attempt (but shall not be obligated) to cause such distribution or forfeiture to be made within 2-1/2 months of the end of the Plan Year to which the Pre-Tax Contributions, After-Tax Contributions and/or Company Contributions relate.

            4.12. Changes Effected by the Plan Administrator. Notwithstanding the preceding provisions of this Article IV, the Plan Administrator is authorized to take such action with respect to Pre-Tax and After-Tax Contributions of any Participant or groups of Participants as may be necessary to avoid the disqualification of the Plan, the loss of any tax deduction or the imposition of any excise tax; provided, however, that any such action shall be applied in a uniform and nondiscriminatory manner.

                                    ARTICLE V

                              COMPANY CONTRIBUTIONS

            5.1. Amount of Company Contributions. For each Plan Year, PaineWebber will contribute an amount with respect to each Participant who was a Employee at the end of such Plan Year or who died, became Disabled or terminated his employment on or after his Retirement Date during such Plan Year as is equal to his Basic Contributions for such Plan Year multiplied by the Participant's Savings Incentive Contribution Percentage for the Plan Year. For this purpose, the amount of forfeitures during such Plan Year under Sections 4.11, 6.6 and 7.5 shall be treated as contributed by PaineWebber.

            The Savings Incentive Contribution Percentage for each Participant for each Plan Year shall be determined based on the Participant's Prior Year Earnings and the Pre-Tax Earnings for the fiscal year of Paine Webber Group Inc. ending with or within such Plan Year and will be the percentage determined in accordance with the following schedule:

                                         Pre-Tax Earnings
Participant's           --------------------------------------------------
Prior Year's            If Pre-Tax Earnings are       If Pre-Tax Earnings
Earnings                $450 million or less          Exceed $450 million
-------------           -----------------------       -------------------
Less than    $  24,999               40%                     50%
$ 25,000     -  49,999               30%                     40%
  50,000     -  99,999               20%                     30%
 100,000     - 149,999               15%                     25%
 150,000       or more               10%                     25%

            5.2. Limitations On Company and Pre-Tax Contributions. Notwithstanding any provisions of the Plan to the contrary, the amount to be contributed by PaineWebber as Company Contributions and Pre-Tax Contributions for any Plan Year shall not exceed the maximum amount deductible for such Plan Year under the Code.

            5.3. Form and Payment of Company and Pre-Tax Contributions. All Company Contributions may be made in cash or Common Stock or partly in cash and partly in Common Stock. Company Contributions for each Plan Year shall be paid to the Trustee at such time or times as PaineWebber determines, but not later than the date (including extensions) for filing

PaineWebber's Federal income tax return for its fiscal year ending with or within such Plan Year.

                                   ARTICLE VI

                     ALLOCATION AND ACCOUNTS OF PARTICIPANTS

            6.1. Allocation of Company Contributions. For each Plan Year there shall be allocated to the Company Account of each Participant who was an Employee at the end of such Plan Year or who died, became Disabled or terminated his employment on or after his Retirement Date during such Plan Year, so much of the Company Contribution in respect of such Plan Year as is equal to the product of his Basic Contributions for such Plan Year and his Savings Incentive Contribution Percentage for the Plan Year. Company Contributions shall be allocated to the Company Account of each Participant as of the last day of each Plan Year.

            6.2. Allocation of Pre-Tax and After-Tax Contributions. All Pre-Tax and After-Tax Contributions made by a Participant shall be allocated to the Employee Account of such Participant and such amounts, and the investment gains and losses attributable to such Pre-Tax and After-Tax Contributions, shall be separately accounted for within his Employee Account. Investment gains and losses shall be allocated within such Employee Account on a reasonable pro rata basis.

            6.3. Valuation of Accounts. As of each Valuation Date the Trustee shall determine the value of the Fund and the Plan Administrator shall cause the value of the Accounts of each Participant to be determined. The value of such Accounts shall be equal to the value of such Accounts as of the last Valuation Date plus or minus the adjustments contained in Section 6.4.

            6.4. Adjustments to Accounts. As of each Valuation Date the Plan Administrator shall cause the Accounts of each Participant to be set up and charged or credited as follows:

            (a) the number of shares of Common Stock (or fractions thereof) contributed or acquired during the Plan Year with Company Contributions and dividends on Common Stock (including stock dividends) for the Plan Year (net of the allocable portion of the expenses of the Plan) shall be credited to the Participant's Company Account;

            (b) Pre-Tax Contributions withheld as payroll deductions and After-Tax Contributions made by PaineWebber as of such Valuation Date but which as of such date have not been received by the Trustee or invested in the investment funds shall be credited to the Employee Accounts;

            (c) the Employee Accounts shall be appropriately adjusted to reflect the amount of the Pre-Tax and After-Tax Contributions for the Plan Year invested in each investment fund;

            (d) the Employee Accounts shall be adjusted to equal the value of his units or Common Stock, as the case may be, in each of the investment funds (reduced by the allocable portion of the expenses of the Plan) in which a Participant's Employee Account is invested on the Valuation Date; and

            (e) all withdrawals, distributions and forfeitures since the last Valuation Date shall be charged against the applicable Accounts.

            All income, expenses, gains or losses of the Fund shall be allocated among the Accounts of Participants on a uniform and nondiscriminatory basis.

            6.5. Statutory Limitation on Allocation of Company Contributions.

            (a) The Annual Addition to a Participant's Accounts for any Plan Year shall not exceed the lesser of: (i) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Code); or (ii)
25% of the Participant's compensation (within the meaning of Proposed Treasury Regulations Section 1.415-2(d)(11)(ii) (or any successor thereto)) for such Plan Year.

            (b) In the event a Participant is also covered under a qualified defined benefit plan maintained by Painewebber, the decimal equivalent of the sum of the fractions determined in accordance with the following clauses (i) and
(ii) below shall not exceed 1.0 for any Plan Year:

            (i) a fraction, the numerator of which is the Participant's projected annual benefit (determined at the end of each Plan Year) under any qualified defined benefit plan maintained by Painewebber and the denominator of which is the lesser of (y) the product of 1.25 multiplied by the maximum permissible amount payable under a qualified defined benefit plan to the Participant determined as of the close of the current Plan Year, or (z) the product of 1.4 multiplied by the amount which may be taken into account for a Participant for a particular year assuming the Participant received a benefit equal to 100 percent of the Participant's "compensation" (within the meaning of Section 415(c)(3) of the Code) and

            (ii) a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts (determined at the end of each Plan Year) under any defined contribution plan maintained by PaineWebber and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with Painewebber (y) the product of 1.25 multiplied by the maximum dollar limitation applicable to a Participant under a defined contribution plan for such year, or (z) the product of 1.4 multiplied by the maximum amount which may be taken into account for a Participant for any such year assuming a Participant's defined contribution account was credited with a contribution equal to twenty-five (25) percent of the Participant's "compensation" (within the meaning of Section 415(c)(3) of the Code).

If, for any Plan Year, the sum of such fractions will exceed 1.0, the rate of benefit accruals under defined benefit plans maintained by PaineWebber shall be reduced, to the extent feasible, so that the sum of the fractions equals 1.0 before any reduction benefits occur under the Plan.

            (c) For purposes of this Section 6.5, all qualified defined benefit plans (whether or not terminated) of Painewebber shall be treated as one defined benefit plan and all defined contribution plans (whether or not terminated) of PaineWebber shall be treated as one defined contribution plan. The foregoing limitation shall apply to the aggregate Annual Additions which a Participant may receive under one or more of such plans. In the event that the Annual Addition to any Participant's Accounts for a calendar year is otherwise restricted as a result of the application of this Section 6.5 and the limitations under Section 415 of the Code, then: first, Voluntary After-Tax Contributions; second, Basic After-Tax Contributions made by the Participant (as well as any Matching Contributions or earnings attributable to those Basic After-Tax Contributions) during the calendar year on a LIFO basis shall first be returned to the Participant; third, the Voluntary Pre-Tax Contributions and finally, Basic Pre-Tax Contributions made by Painewebber on behalf of the Participant (as well as any earnings attributable to those Basic Contributions) during the calendar year, on a LIFO basis shall then be distributed to the Participant; and the amount contributed for the Participant's benefit by PaineWebber for that calendar year under any other qualified defined contribution plan maintained by PaineWebber shall then be reduced; in each case, the amount to be returned or the reduction to be made shall be that amount as is necessary to permit the maximum amount of the Annual Addition to his Company Account for such year to be made under this Plan without violating the restrictions contained herein or in Section 415 of the Code.

            6.6. Forfeiture Suspense Account. If for any Plan Year the amount of forfeitures exceeds the amount required to be contributed by PaineWebber under
Section 5.1 and any expenses of the Plan, such excess shall be allocated to a suspense account and used in succeeding Plan Years to reduce Company Contributions under Section 5.1 and for payment of expenses of the Plan. The suspense account shall be charged with its proportionate share of the Fund's income, gains and losses. In the event that the Plan shall be terminated, a partial termination shall occur, or any entity which is a part of PaineWebber shall completely discontinue contributions to the Plan, the amount in the suspense account, or in the case of a partial termination or complete discontinuance of contributions to the Plan, the portion of the suspense account allocable to the Participants affected by such partial termination or complete discontinuance, shall be treated as a Company Contribution made immediately prior to such termination, partial termination or complete discontinuance of contributions, which amount shall be allocated to the affected Participants.

                                   ARTICLE VII

                                     VESTING

            7.1. Employee Account. A Participant shall be 100% vested in all amounts in his Employee Account at all times.

            7.2. Retirement. A Participant shall be 100% vested in his Company Account at his Retirement Date.

            7.3. Death or Disability. Upon the death or Disability of a Participant, he shall be 100% vested in his Company Account.

            7.4. Vesting in Company Account.

            (a) A Participant's interest in the Company Contributions and earnings attributable thereto credited to his Company Account shall be 100% vested as of the date a Participant shall have completed five years of Service.

            (b) A Participant's interest in the Company Contributions and earnings attributable thereto made with respect to each Plan Year beginning before January 1, 1989, shall be 100% vested when he has completed three (3) Years of Continuous Employment following the year of such Company Contribution, if this will result in such Company Contributions becoming vested earlier than the date described in paragraph (a) above. Such vesting shall be effective as of the last day of the third Plan Year following the Plan Year in respect of which such Company Contribution was made.

            (c) If a Participant's employment is terminated as a result of the closing of a branch office or other facility, a permanent reduction in staff, a substantial organizational change or a substantial change in economic conditions, the Administrative Committee, under rules uniformly applicable to all similarly situated Participants, may determine that such a Participant shall be 100% vested in all or any part of the Company Contributions and earnings attributable thereto made with respect to a Plan Year for which such Participant is not otherwise 100% vested.

            (d) A Participant shall be 100% vested in his Paysop Contributions and the earnings attributable thereto at all times.

            7.5. Forfeitures. A Participant shall forfeit all non-vested Company Contributions and earnings thereon as of the last day of the month in which occurs the Participant's Severance Date. If a Participant who terminated his employment after December 31, 1984 subsequently resumes employment with PaineWebber prior to the completion of five consecutive One-Year Breaks-in-Service, the amount of Company Contributions and earnings thereon previously forfeited shall be restored as of the date of reemployment.

                                  ARTICLE VIII

                          DISTRIBUTIONS AND WITHDRAWALS

            8.1. Distributions. Upon a Participant's retirement at or after his Retirement Date, Disability, death or termination of employment, or the occurrence of his Required Beginning Date, the Participant, or in the case of his death, his Beneficiary, shall be entitled to receive a distribution of the assets in his Employee Account and that part of the assets in his Company Account in which he is vested. In the case of a Participant who incurs a One-Year Break-in-Service the assets in his Company Account in which he is vested shall be determined as of his date of termination of employment.

            The assets to which such Participant is entitled shall be distributed to him as promptly as possible after the end of the calendar month which is thirty (30) days after the later of (i) the date he filed his election under Section 8.2 as to the form of his distribution, (ii) the date he retired, became Disabled, died or terminated his employment or reached his Required Beginning Date or (iii) the anniversary of the date he retired, became Disabled, died or terminated his employment or reached his Required Beginning Date; provided, however, that if the distribution is one to which Sections 401(a) (11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. ss. l.411(a)-11(c) is given, provided that:

            (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (2) the Participant, after receiving the notice, affirmatively elects a distribution.

            The amount of each distribution (other than shares of Common Stock distributed in-kind) shall be based on the value of the assets in the Participant's Accounts at the end of such month, without interest from the end of such month until such amount is actually distributed. Any Company Contribution of a Participant who died, became Disabled or terminated his employment on or after his Retirement Date during a Plan Year in respect of that Plan Year shall be distributed as promptly as possible after such Company Contribution is actually made to the Plan.

            Notwithstanding any other provision in this Plan, effective July 1, 1993, there shall be distributed to each Participant whose employment by PaineWebber terminates for any reason and whose vested Account balances do not exceed $3,500 (and, at the time of any prior distribution, did not exceed $3,500) the value of his vested Account balances as soon as practicable following such termination of employment. If the value of such Participant's vested Accounts is zero, the Participant shall be deemed to have received a full distribution of such vested Accounts. If a Participant receives or is deemed to receive a distribution pursuant to this Section 8.1 and subsequently resumes employment covered under the Plan, the portion of the Participant's Account balance derived from Company Contributions will be restored to the amount on the date of distribution if he repays to the Plan the full amount of the distribution attributable to such Company Contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed, or the date the Participant incurs 5 consecutive One-Year Breaks-in-Service following the date of the distribution.

            A Participant who is entitled to a distribution because of his Disability or termination of employment prior to age 65 and whose vested Account balances exceed $3,500 (or, at the time of any prior distribution, exceeded $3,500) may elect to postpone the date upon which the assets to which he shall be entitled shall be distributed to the end of any calendar month which includes or precedes his 65th birthday. In no event shall the assets to which a Participant is entitled be distributed later than 60 days after the end of the Plan Year in which the latest of the following events occurs: (i) the attainment by the Participant of age 65, (ii) the 10th anniversary of the date on which the Participant commenced participation in the Plan, or (iii) the termination of the Participant's Service with PaineWebber. If such a Participant does not in writing elect to postpone the distribution of his benefits, he shall be deemed to have elected to receive his benefits as soon as practicable after his termination of employment or Disability. Notwithstanding the foregoing, if any Participant again becomes an Employee before the assets to which he is entitled are distributed to him, no distribution will be made to him as a result of such termination and the amounts shall be retained in his Accounts.

            Notwithstanding any other provision of this Plan to the contrary, benefits awarded to any alternate payee (as defined in Section 414(p) of the Code) pursuant to a domestic relations order determined by the Plan Administrator to be a qualified domestic relations order (as defined in Section 414(p) of the Code) may be distributed to the alternate payee at any time upon the request of such alternate payee and without regard to any limitation in the Plan as to the time when such benefits would otherwise have been distributable.

            8.2. Form of Distributions. A Participant (or his Beneficiary) may elect either (1) to actually receive his distribution or (2) if, and to the extent, the distribution constitutes an eligible rollover distribution (within the meaning of Section 402(c) (4) of the Code), to have his distribution made as a direct rollover to another eligible retirement plan (within the meaning of Section 401(a) (31) (D) of the Code). The Plan Administrator may establish or change reasonable procedures from time to time to effectuate direct rollovers, and if the distributee of an eligible rollover distribution elects to have his distribution paid to that eligible retirement plan in a direct rollover, the distribution shall be paid to such eligible retirement plan. If a Participant elects to receive his distribution, then he may also elect to receive his distribution either as (1) a single lump sum or (2) monthly, quarterly, semiannual or annual installments over a period not to exceed 10 years, with each installment being determined by dividing the total value of the Participant's Employee Account and Company Account immediately before the installment is paid by the total number of such remaining installments (including that installment).

            Each Participant, or in the event of his death, his Beneficiary, shall be entitled to elect the form of his distribution. Such election shall be made on a form provided by the Plan Administrator and filed with him within 30 days prior to his Required Beginning Date or within 30 days following the date of such Participant's Retirement, Disability, death or termination of employment; provided, however, that all distributions shall be determined and made in accordance with Section 401(a) (9) of the Code, including the minimum distribution incidental benefit requirement of Proposed Treasury Regulations ss. 1.401(a) (9)-l, and the requirements of Section 401(a) (9) of the Code, all of which are hereby expressly incorporated by reference.

            If the Participant has elected to actually receive his distribution, then with respect to a Participant's Company Account and the portion, if any, of the Participant's Employee Account consisting of Common Stock, the Participant may elect to receive either (1) a check in an amount equal to the value of such Common Stock or (2) a certificate for the whole shares of Common Stock and a check for any fractional share. The remainder of the Participant's Employee Account shall be distributed in cash by check.

            If a Participant who has elected to actually receive his distribution fails to elect a form of distribution within the prescribed period, the value of the Common Stock in his Company Account and the amount in his Employee Account shall be payable in the form of a check for such amounts. No election may be made to receive a distribution in installments unless the value of the Participant's Company Account at the time of his election exceeds (or ever exceeded) $3,500.

            8.3. Limits on Distribution Periods.

            (a) No period of distributions may be elected unless such election is otherwise permitted under the terms of the Plan and would cause the distribution to be made over one of the following periods (or a combination thereof):

      (i) a period certain not extending beyond the Life Expectancy of the Participant; or

      (ii) a period certain not extending beyond the joint and last survivor Life Expectancy of the Participant and his Beneficiary.

            (b) Distributions on or after the Required Beginning Date, beginning with distributions on or after the first distribution calendar year (as defined below) shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (i) the applicable Life Expectancy or
(ii) if the Participant's spouse is not his Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Proposed Treasury Regulations
Section 1.401(a)(9)-2 (or any successor to such table).

            (c) The first distribution calendar year shall be the calendar year ending immediately before the Required Beginning Date. The minimum distributions for a Participant's first distribution calendar year shall be made by the Required Beginning Date. The minimum distribution for subsequent distribution calendar years (including the calendar year in which the Required Beginning Date occurs) shall be made by December 31 of that distribution calendar year.

            8.4. Death Benefits.

            (a) If a Participant who is currently receiving Plan benefits dies before his entire interest is distributed to him, then the remaining portion of his interest, if any, must be distributed at least as rapidly under the method of distributions being used prior to the date of his death.

            (b) If a Participant dies before he has commenced to receive his benefits, then his entire interest must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death (the "5-Year Rule"); provided, however, subject to the forms of distribution that may be elected in accordance with Section 8.2, that the 5-Year Rule will not be applicable to the extent that an election otherwise permissible under the Plan is made to receive distributions in accordance with (i) or (ii) below:

            (i) if any portion of a Participant's interest is payable to a Beneficiary, distributions may be made over the life of the Beneficiary or over a period certain not greater than the Life Expectancy of the Beneficiary, in either case, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

            (ii) if the Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (A) December 31 of the calendar year in which the Participant died or (B) December 31 of the calendar year in which the Participant's Retirement Date would have occurred.

            8.5. Withdrawals of Employee Contributions and Paysop Contributions. A Participant, by written notice to the Plan Administrator, may withdraw all or any amount of his Basic Contributions that were made before July 1, 1984, and on and after June 1, 1994, a Participant may withdraw any Paysop Contributions and the earnings thereon, and all After-Tax Contributions, rollover contributions and the earnings thereon, all as he shall specify in his election.

            8.6. Regular Withdrawals of Pre-Tax Contributions. Any Participant who has attained age 59-1/2, by written notice to the Plan Administrator, may withdraw any or all of his Pre-Tax Contributions and earnings thereon.

            8.7. Hardship Withdrawals. A Participant who has made a voluntary withdrawal of all amounts that he may withdraw pursuant to Sections 8.5 and 8.6 may also request the Plan Administrator to approve a hardship withdrawal of (i) an amount equal to the value of the Common Stock in the Participant's Company Account in which, as of such date, the Participant is l00% vested, and (ii) if such withdrawals are insufficient to satisfy the immediate and financial needs of the Participant, the dollar amount of his Pre-Tax Contributions and the dollar amount of earnings on his Pre-Tax Contributions as of December 31, 1988. Hardship withdrawals shall be limited to those for the following purposes: (1) the payment of tuition for the next semester or quarter of post-secondary education of the Participant or his spouse or dependents, (2) the purchase (excluding mortgage payments) of the Participant's principal residence, (3) extraordinary uninsured medical expenses of the Participant or his immediate family, (4) the need to prevent the eviction of the Participant from his principal residence or the need to prevent foreclosure on the mortgage of his principal residence or (5) any other type of expense that is deemed by the Commissioner of the Internal Revenue Service through Revenue Rulings, notices and other administrative pronouncements of general applicability to constitute immediate and heavy financial burden for purposes of Section 401(k) of the Code. An extraordinary withdrawal shall be limited to the amount required to meet the immediate financial need (whether attributable to amounts due or becoming due) created by the hardship and not reasonably available from other resources of the Participant, or where the hardship involves the spouse or dependents of such Participant, from other resources of the spouse or dependent.

            In making this determination, the Plan Administrator shall rely on the written representations of the Participant (unless the Plan Administrator has actual knowledge to the contrary), on a form prescribed therefor by the Plan Administrator, that the need cannot reasonably be met:

            (i) through reimbursement or compensation by insurance or otherwise;

            (ii) by liquidation of the Participant's assets;

            (iii) by cessation of Pre-Tax Contributions and Voluntary Contributions;

            (iv) by other distributions or nontaxable (at the time made) loans from plans maintained by PaineWebber or any other employer; or

            (v) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

            Requests for hardship withdrawals shall be submitted to the Plan Administrator who shall grant in whole or in part any such request that the Plan Administrator determines to meet the requirements of this Section 8.7.

            8.8. Procedures for Withdrawals. Upon receipt of a request for a voluntary withdrawal pursuant to Section 8.5 or 8.6, or upon the approval by the Plan Administrator of a withdrawal pursuant to Section 8.7, the Plan Administrator shall instruct the Trustee to sell or liquidate, as of the last business day of the month which is 20 days after the receipt by the Plan Administrator of such request, or the approval by the Plan Administrator, the Participant's interest in the Trust Fund from such Participant's Accounts as will permit the payment to the Participant of the amount requested by the Participant or approved by the Plan Administrator; provided, however, that if the Participant is requesting a voluntary withdrawal and his Employee Account includes Common Stock, the Participant may also request at the time he requests a voluntary withdrawal pursuant to Section 8.5 or 8.6, that his withdrawal be distributed to him in the form of a certificate for such number of whole shares of Common Stock as are shares of Common Stock in the Participant's Employee Account at the time such shares are distributed. The Trustee shall thereafter either remit the net proceeds of such sale or liquidation by check to the Participant or, where permitted, arrange for the distribution of a certificate for the number of whole shares of Common Stock elected. The liquidation (or distribution) shall be made from a Participant's Accounts in the following order (a Participant may elect to withdraw amounts described in item (c) before exhausting amounts in item (b)):

            (a) from the dollar amount of his After-Tax Contributions remaining in the Plan on December 31, 1986;

            (b) from the remainder of his After-Tax Contributions, plus any prorated earnings on these amounts and earnings on After-Tax Contributions made before January 1, 1987 (with the amounts described in paragraph (a) considered separate accounts under Section 72(e) (9) of the Code);

            (c) from his Pre-Tax Contributions and the prorated earnings thereon (if the Participant has attained age 59-1/2);

            (d) from his Paysop Contributions (and any prorated earnings thereof);

            (e) from his rollover contributions (and any prorated earnings thereon)

            (f) from the vested portion of his Company Contributions (and any prorated earnings thereon); and

            (g) from Pre-Tax Contributions and a prorated amount equal to the earnings credited to his Accounts as of December 31, 1988 (in the case of a hardship withdrawal).

Except to the extent that a Participant has elected to make his withdrawal in the form of shares of Common Stock as permitted herein, to the extent the Participant does not specify otherwise, his investments in any available money market fund shall first be liquidated and then his investments in each other investment fund shall be liquidated pro rata from each investment fund.

            8.9. Participant Loans to Participants.

            (a) Upon the application of any Participant who is then an Employee, the Plan Administrator may, but shall not be required to, direct the Trustee to make a loan to such Participant from the Plan (a "Participant Loan"). The Plan Administrator may establish or change from time to time the standards or requirements for making any Participant Loan, provided that the standards or requirements shall be nondiscriminatory, uniformly applicable to all Participants similarly situated and shall permit Participant Loans to be available to all participants on a reasonably equivalent basis and in amounts which are not less than the amount of Participant Loans made available to Highly Compensated Participants.

            (b) Each Participant Loan:

            (1) shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of (A) the highest outstanding balance of the Participant Loans to the Participant during the one-year period ending on the day immediately preceding the date on which such Participant Loan was made, over (B) the outstanding balance of the Participant Loans to the Participant on the date on which such Participant Loan was made and (ii) one-half of the Participant's vested interest in his Accounts;

            (2) shall bear a reasonable rate of interest as determined from time to time by the Plan Administrator in his or her sole discretion, but not in excess of the maximum rate permitted by law;

            (3) shall be repaid in substantially level installments, not less than quarterly, over the term of the Participant Loan;

            (4) shall be repayable within 60 months of the date of the Participant Loan, except that if the Participant's Loan is for the purpose of acquiring the Participant's principal residence, such Participant Loan shall be repayable within 240 months; and

            (5) shall contain such terms and conditions as may be required from time to time by the Plan Administrator.

            (c) A Participant's application for a Participant Loan submitted to the Plan Administrator shall constitute an investment direction to sell or liquidate as of the last business day of the month in which the Participant's application for a Participant Loan is approved from investment funds in the Participant's Employee Account an amount sufficient to yield the amount of the Participant Loan approved by the Plan Administrator, regardless of whether the Participant subsequently declines the Participant Loan. The liquidation of the investment funds in the Employee Accounts shall be made proportionately among the investment funds in the Participant's Employee Account at that time.

            Until disbursed by the Trustee to the Participant as a Participant Loan, the proceeds of the liquidation of the investment funds in a Participant's Employee Account shall be held uninvested. If a Participant declines a Participant Loan after such Participant Loan has been approved by the

Plan Administrator, the proceeds of the liquidation shall be reinvested in the investment funds in the same proportion, that amounts in the Participant's Employee Account were invested in such investment funds immediately before liquidation.

            Upon the disbursement of the Participant Loan to the Participant, the Participant's Employee Account shall be deemed invested (and each Participant's application for a Participant Loan shall constitute an election to invest), to the extent of the unpaid balance of such Participant Loan, in the Participant Loan extended to the Participant. The unpaid balance of any Participant Loan shall not reduce the amount credited to the Participant's Employee Account.

            Proceeds from the repayment of a Participant Loan shall be allocated among the investment funds in the same proportion, if any, that the Participant has elected to invest his contributions at the time of each such repayment.

            (d) In the event of any default under any Participant Loan, the Plan Administrator may take any action the Plan Administrator deems necessary or appropriate to enforce the collection of all or any portion of the unpaid balance of the Participant Loan and any accrued interest thereon including without limitation, foreclosing on the Participant's vested interest in his Accounts that were pledged as security for the Participant Loan. Notwithstanding the foregoing, under no circumstances shall the Plan Administrator take any action, whether upon the occurrence of an event of default or otherwise, which shall result in a deemed distribution of all or any part of the Participant's Pre-Tax Contributions and the earnings thereon, whether or not pledged as security for the Participant Loan, until a distributable event occurs. For purposes of the foregoing sentence, a "distributable event" means the termination of the Participant's employment with PaineWebber or his death, Disability or the attainment of age 59 1/2.

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN

            9.1. Appointment of an Administrative Committee. The Executive Committee of the Board shall appoint an Administrative Committee consisting of three or more persons, and the persons so appointed to such committee from time to time shall be the "named fiduciaries" of the Plan within the meaning of
Section 402(a) of ERISA for the period that they are members of the Administrative Committee. The Administrative Committee shall have the sole responsibility for the operation and administration of the Plan. Administrative Committee members shall serve at the pleasure of the Board. The members of the Administrative Committee shall elect a chairman. They shall also elect a secretary who may, but need not, be one of the members of the Administrative Committee. No member of the Administrative Committee will receive any compensation for his services as such.

            9.2. Meetings. The Administrative Committee shall hold meetings upon such notice, at such place or places, and at such intervals as it may from time to time determine.

            9.3. Quorum. A majority of the members of the Administrative Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Administrative Committee shall be by vote of a majority of those present at a meeting of the Administrative Committee. Action of the Administrative Committee may be taken without a meeting by the execution of an instrument in writing signed by a majority of the members of the Administrative Committee.

            9.4. Expenses. The reasonable expenses incident to the operation of the Plan, including the compensation of the Trustee, attorney, fiduciaries, and such other technical and clerical assistance as may be required, shall be paid out of the Fund, but PaineWebber in its discretion may elect at any time to pay part or all thereof directly, and any such election shall not bind PaineWebber as to its right to elect with respect to similar or other expenses at any other time to have such compensation or expenses paid from the Fund.

            9.5. Powers and Duties of the Administrative Committee. In addition to any implied powers and duties which may be needed to carry out the provisions of the Plan, the

Administrative Committee shall have the following specific powers and duties:

            (a) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

            (b) To interpret the Plan and to decide any and all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all persons similarly situated;

            (c) To determine the eligibility for benefits under the Plan and to compute the Account balance or the amount which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

            (d) To authorize disbursements from the Fund;

            (e) To authorize the Trustee with respect to the funds for the investment of amounts other than Company Contributions and Paysop Contributions (and earnings thereon); and

            (f) To appoint, remove or change, from time to time, persons constituting "Investment Managers", as defined in Section 3(38) of ERISA, and the Administrative Committee may delegate to such Investment Managers the exclusive authority to manage (including the power to acquire and dispose of) all or such portion of the Trust Fund as the Administrative Committee shall designate at any time or from time to time.

            9.6. Delegation of Authority. Anything in this Article IX to the contrary notwithstanding, the Administrative Committee may authorize or delegate one or more persons, not members of the Administrative Committee, to perform the routine administrative functions of the Administrative Committee and to sign on its behalf any statements of the Administrative Committee or instructions to the Trustee or notices or other communications to Participants, Beneficiaries or other persons.

            9.7. Benefit Claims Procedures. In the event any person disputes the amount of, or his entitlement to, any benefits under the Plan or their method of payment, such person shall file a claim in writing (identified as a claim) for the benefits to which he believes he is entitled with the Plan Administrator, setting forth the reason for his claim. The Plan Administrator shall consider the claim and, if he shall deny such claim in whole or in part, he shall give to such person (and if such person has designated in writing any representative, he shall also give a copy to such representative) a written notice setting forth the specific reason or reasons for the denial of the claim, including references to the applicable provisions of the Plan, a description of any additional material or information necessary to perfect such claim along with an explanation of why such material or information is necessary, and appropriate information as to the procedure to be followed for review of such claim by the Administrative Committee. If the Plan Administrator shall fail to respond to such claim within 90 days after its receipt, such claim, for purposes of seeking review by the Administrative Committee, shall be deemed denied.

            Any person whose claim is denied by the Plan Administrator may request a review of the Plan Administrator's decision by the Administrative Committee by filing a written request with the Administrative Committee for such review within 6 months after such claim is denied. In connection with that review such person (or his authorized representative) may examine pertinent documents and submit such written comments as may be appropriate. As part of his request for review, such person may request a hearing before the Administrative Committee at which he may present such material, information or arguments as are relevant to his claim. The Administrative Committee shall render its decision within 60 days after the receipt of the request for review, unless special circumstances, such as the need to hold a hearing, require an extension of time up to an additional 60 days. Any decision of the Administrative Committee shall be in writing and shall include specific reasons for the decision and references to the pertinent provisions of the Plan on which the decision is based.

            9.8. Indemnification of Committee Members and Others. PaineWebber shall indemnify and hold harmless, to the extent permitted by law, the Plan Administrator and each member of the Administrative Committee and any Employee of PaineWebber to whom fiduciary responsibilities are delegated by the Plan Administrator or the Administrative Committee from and against any liability, damage, cost and expense (including attorneys' fees and amounts paid in settlement of any claim approved by PaineWebber) incurred by or asserted against him by reason of his occupying or having occupied fiduciary positions in connection with the Plan, except that no indemnification shall be provided if such Plan Administrator, Administrative Committee member or Employee personally profited from any act or transaction in respect of which indemnification is sought.

            9.9. Reliance on Reports and Certificates. The Administrative Committee and Plan Administrator will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports which will be furnished by PaineWebber, any accountant, controller, counsel, the Trustee or other person who is employed or engaged for such purposes.

            9.10. Members' Own Participation. No member of the Administrative Committee may act, vote or otherwise influence a decision of the Administrative Committee specifically relating to his own participation under the Plan. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, including, without limiting the generality of the foregoing, service as both Plan Administrator and a member of the Administrative Committee.

            9.11. Supervision of Investment of Funds; Confidentiality. The Plan Administrator shall be responsible for supervising the implementation of all investment directions by Participants and their Beneficiaries and the actions necessary to permit the exercise by Participants and Beneficiaries of voting and other rights with respect to any investment fund, including without limitation, the PaineWebber Common Stock Fund. Furthermore, the Plan Administrator shall use his or her best efforts to ensure the confidentiality of all information relating to Participants' investments and the exercise of voting and other rights. In furtherance thereof, the Plan Administrator shall be permitted to delegate all or any of the foregoing responsibilities to any other fiduciary of the Plan whenever the Plan Administrator, in his or her sole judgment, determines that such delegation is in the best interests of Participants and their Beneficiaries.

            9.12. QDROs. The Plan Administrator shall establish and may change from time to time reasonable procedures to determine the qualified status of any domestic relations orders (as defined in Section 414 (p) of the Code). The procedures adopted by the Plan Administrator may restrict the right of any Participant to withdraw amounts potentially subject to an order (including by requesting loans) for such periods as the Plan Administrator may provide.

                                    ARTICLE X

                                   TRUST FUND

            10.1. Trustee. A Trustee shall be designated by the Board and a Trust Agreement executed between Paine Webber Group Inc. and such Trustee under the terms of which a Trust Fund shall be established to receive and hold contributions, dividends, and other income, to invest the assets of the Fund and to pay the expenses of, and the benefits provided by, the Plan.

            10.2. Investment of Trust Fund. The Trustee shall invest and reinvest the Trust Fund as follows:

            (a) all Company Contributions and Paysop Contributions and the earnings thereon in each Participant's Company Account shall be invested exclusively in Common Stock; and

            (b) all amounts in each Participant's Employee Account shall be invested and reinvested as elected by Participants from among the investment funds made available by the Administrative Committee from time to time, one of which shall include an investment fund which shall be invested and reinvested exclusively in Common Stock. Investment funds may be added or deleted from time to time by the Administrative Committee and may include open-ended investment companies registered under the Investment Company Act of 1940 which are managed by PaineWebber or its affiliates, provided that the conditions of any exemption required under ERISA are complied with. Participants shall be informed from time to time of the available investment funds and the addition or deletion of any investment fund.

            10.3. Election of Investment Funds. Each Participant shall be permitted to elect the investment fund or funds in which the amounts in his Employee Account shall be invested. If a Participant elects to participate in the Plan, but fails to elect the investment fund or funds in which the amounts in his Employee Account are to be invested, it shall be presumed that he has elected that the amounts in his Employee Account shall be invested in a money market fund. All elections, whether with respect to the investment of Pre-Tax and After-Tax Contributions (withheld after the effective date of such election) or to change the investment fund or funds in which the balance in a Participant's Employee

Account is invested as of the effective date of his election, shall be made in such minimum percentages of each investment fund as the Plan Administrator shall from time to time determine and notify the Participants.

            A Participant may make only one election to change his investment elections in each quarter of any calendar year. A Participant may elect to change either the investment fund or funds in which his Pre-Tax and After-Tax Contributions (withheld after his election becomes effective) shall be invested or he may elect to change the investment fund or funds in which the balance in his Employee Account, as of the effective date of his election, is thereafter to be invested or both. A Participant's election as to the investment of the balance in his Employee Account may be the same or different as his election as to the investment of his Pre-Tax and After-Tax Contributions (withheld after his election has become effective). If a Participant elects to change the investment of only the balance in his Employee Account or only his subsequent Pre-Tax and After-Tax Contributions, the investment election not so changed shall remain in effect and may not be changed during that quarter of the calendar year.

            All elections shall be in writing and shall be filed with the Plan Administrator. Any timely election shall be effective as of the first day of the month after such Participant's election is filed with the Plan Administrator. All elections, whether with respect to the investment of Pre-Tax and After-Tax Contributions (withheld after the effective date of such election) or to change the investment fund or funds in which the balance in a Participant's Employee Account is invested as of the effective date of his election, shall be made in whole percentages, which shall be in multiples of one (1) percent, of the investment fund or funds in which his Pre-Tax or After-Tax Contributions and the balance in his Employee Account shall be invested.

            The Plan Administrator shall adopt such rules and procedures as he deems advisable with respect to all matters relating to the election and use of the investment funds, provided that all Participants are treated uniformly. The Plan Administrator shall advise the Trustee of all elections made by Participants pursuant to this Section 10.3. For purposes of this Section 10.3, the term "Participant" shall include a former Participant who is receiving periodic distributions pursuant to Section 8.2.

            10.4. Procedure for Investment of Funds. The Trustee, upon the receipt of Employee contributions and Company Contributions in cash and any cash dividends paid on Common Stock, shall invest the amounts received as promptly as reasonably practicable in Common Stock and other investment funds as provided in
Section 10.2. Common Stock acquired with any amount so received shall be initially valued and carried in the Accounts of Participants at the average per share price paid by the Trustee for such Common Stock. Common Stock and other assets of the Trust Fund may be acquired by the Trustee through open-market or privately negotiated transactions, or, in the case of Common Stock, may be received directly by the Trustee as a Company Contribution. Common Stock received by the Trustee as a Company Contribution shall initially be valued on the basis of the average of the highest and lowest prices for Common Stock on the composite tape on the date (or dates) such Common Stock is received by the Trustee.

            10.5. Purchases from Participant Accounts. Whenever the Trustee is authorized or required to sell shares of Common Stock from a Participant's Employee Account or Company Account, it may, in its absolute discretion, purchase for the benefit of the Trust Fund the shares to be sold at their value (as determined by the Trustee on a uniform basis consistently applied) on the applicable date.

            10.6. Non-Reversion. Except as provided in Section 10.7, all contributions when made to the Trust Fund and all property of the Trust Fund, including income from investments and all other sources, shall be retained for the exclusive benefit of Participants or their Beneficiaries and shall be used to pay benefits provided hereunder or to pay expenses of administration of the Plan and the Trust Fund to the extent not paid by PaineWebber.

            10.7. Return of Certain Company Contributions. Notwithstanding any other provisions of the Plan to the contrary, in the case of any Company Contribution which is made by PaineWebber as a result of a mistake of fact or which is conditioned upon the deductibility of the Company Contribution under
Section 404 of the Code, such Company Contribution, to the extent made by a mistake of fact or to the extent that the deduction for such Company Contribution is disallowed, may be returned to PaineWebber, provided that such Company Contribution is returned within one year after it is mistakenly paid or one year after such deduction is disallowed, as the case may be. For this purpose, all Company

Contributions made by PaineWebber are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

            10.8. Voting of Common Stock. A Participant shall be entitled to direct the exercise of voting rights or other rights with respect to whole and fractional shares of Common Stock allocated to his Employee Account and Company Account. PaineWebber shall provide to each Participant materials pertaining to the exercise of such rights containing all the materials distributed to shareholders of Paine Webber Group Inc. A Participant shall have the opportunity to exercise any such rights within the same time period as shareholders of Paine Webber Group Inc. Any shares of Common Stock with respect to which a Participant declines to exercise his voting or other rights shall not be voted by the Trustee. Any shares of Common Stock held by the Trustee which as of the record date are not allocated to the Employee Account or Company Account of any Participant shall not be voted by the Trustee.

                                   ARTICLE XI

                            AMENDMENT OR TERMINATION

            11.1. Right to Amend or Terminate. PaineWebber hopes and expects to continue the Plan indefinitely. Nevertheless, Paine Webber Group Inc., with respect to each entity forming a part of PaineWebber, and each entity forming a part of PaineWebber with respect to its Employees, maintains the right to suspend, terminate, or completely discontinue contributions under the Plan. In addition, the Plan may be amended or modified from time to time; provided, however, that no such action shall adversely affect the accrued benefit of any Participant. Notwithstanding the foregoing, however, any modification or amendment of the Plan may be made prospectively or retroactively, including retroactively if necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of the Code and ERISA, as now in effect or hereafter amended, or any other provisions of law, as now in effect or hereafter amended or adopted, and any regulation issued thereunder. Any amendment of the Plan shall be made by:

            (a) the adoption of a resolution by the Board amending the Plan; or

            (b) the execution of a certificate of amendment by any officer of Paine Webber Group Inc. authorized by a resolution of the Board to amend the Plan.

            11.2. Mergers, Consolidations and Transfers. The Plan shall not be automatically terminated by Paine Webber Group Inc.'s acquisition by, or merger into, any other company, but the Plan shall be continued after such merger, provided the successor company agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger. The merger or consolidation with, or transfer of assets and liabilities to, any other qualified retirement plan shall be permitted only if each Participant would receive a benefit immediately after such merger, consolidation, or transfer of assets and liabilities (determined as if the Plan had then terminated) which is equal to or greater than the benefit he would have received immediately before any such transaction (determined as if the Plan had then terminated).

            11.3. Distribution of Funds Upon Termination. In the event the Plan shall be terminated, a partial termination shall occur, or any entity that is a part of PaineWebber shall completely discontinue contributions to the Plan, the rights of all Participants, or in the case of a partial termination or complete discontinuance of contributions, those Participants affected by the partial termination or complete discontinuance of contributions, to the balance in their Company Account on the date of such termination, partial termination or complete discontinuance of contributions shall be nonforfeitable, and any unallocated assets of the Fund then held by the Trustee shall be allocated, after providing for any unpaid expenses, among the appropriate Company Accounts and Employee Accounts of Participants.

                                   ARTICLE XII

                               GENERAL PROVISIONS

            12.1. No Guarantee of Employment. The Plan shall not be deemed to constitute a contract between PaineWebber and any Employee or to be a consideration for, or an inducement for, the employment of any Employees by PaineWebber. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any employer or to interfere with the right of PaineWebber to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

            12.2. Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Plan Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Plan Administrator shall designate or to the duly appointed guardian. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

            12.3. Nonalienation of Benefits. To the extent permitted by law, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment, or pledge, and any attempt to anticipate, assign, garnish or pledge the same will be void; and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements, or torts of any Participant; and if any Participant is adjudicated bankrupt or attempts to anticipate, assign, or pledge any benefits, then payment of such benefits will, in the discretion of the Plan Administrator, cease, and in this event, the Plan Administrator will have the authority to cause the same or any part thereof to be held or applied to or for the benefit of such Participant, his spouse, his children or other dependents, or any of them, in such manner and in such proportion as the Plan Administrator shall deem proper. Notwithstanding the foregoing, the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code) shall not be treated as an assignment or alienation prohibited in this Section 12.3.

            12.4. Evidence of Survivor. If the Plan Administrator or the Trustee with the assistance of the Plan Administrator, cannot make payment of any amount to a Participant or Beneficiary within two years after such amount becomes payable because the identity or whereabouts of such Participant or Beneficiary cannot be ascertained notwithstanding the mailing of a notice to such Participant or Beneficiary by certified mail to his last known address, the Plan Administrator at the end of such two-year period may direct that all unpaid amounts which would have been payable to such Participant or Beneficiary be forfeited and treated as a forfeiture under Section 7.5. In determining whether such two-year period has elapsed, the Plan Administrator may establish rules to be applied on a uniform and nondiscriminatory basis for determining how similar periods under any plan which has been merged, or has transferred assets and liabilities into the Plan, shall be counted. Notwithstanding the foregoing, the forfeited benefits of any Participant or Beneficiary shall be reinstated and payment of such benefits will commence upon the filing at any time of a claim for such benefits by such Participant or Beneficiary.

            12.5. Titles and Headings. The titles to Articles and headings of sections in this Plan are for convenience of reference only, and in case of any conflict the text of the Plan, rather than such titles and headings, shall control.

            12.6. Governing Law. To the extent not preempted by ERISA, the provisions of the Plan will be construed according to the laws of the State of New York applicable to agreements to be wholly performed therein.

                                  ARTICLE XIII

                           TOP-HEAVY PLAN REQUIREMENTS

            13.1. General. For any Plan Year for which this Plan is a "Top-Heavy Plan" as defined in Section 13.2, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the following provisions:

            (a) The vesting provisions of Section 13.6; and

            (b) The minimum contribution provisions of Section 13.7.

            13.2. Definition of Top-Heavy Plan. The Plan shall be considered Top-Heavy for any Plan Year, if, as of the last day of the preceding Plan Year (the "Determination Date"): (a) more than 60% of the aggregate Account balances under the Plan are attributable to Participants who are Key Employees (as defined) in Section 3.9; or (b) it is part of the Aggregation Group (as defined in Section 13.3(a)) which is Top-Heavy.

            13.3. Top-Heavy Group.

            (a) "Aggregation Group" means:

            (i) a group of plans (required to be aggregated under Section 416(g)
      (2) (A) (i) of the Code) that includes: (x) each plan of PaineWebber in which a Key Employee (as hereinafter defined) participates; and (y) each other plan of PaineWebber which is counted to meet Section 401(a) (4) of the Code nondiscrimination-in-benefit or Section 410 of the Code coverage requirements; or

             (ii) a group of plans that includes: (x) the group of plans listed in Section 13.3(a) (i); and (y) plans that are permitted to be aggregated under Section 416(g) (2) (A) (ii) of the Code.

             (b) "Top-Heavy Group" means any Aggregation Group if, as of the Determination Date, the sum of (x) the present value of the cumulative accrued benefits for Key Employees under all qualified defined benefit plans included in such group and (y) the aggregate of the Accounts of Key Employees under all defined contribution plans included in such group, exceeds 60% of a similar sum determined for all Employees. Notwithstanding

Section 13.2, the Plan shall not be a Top-Heavy Plan if the group described in this Section 13.3 is not Top-Heavy.

             13.4. Definition of Surer Top-Heavy Plan. If for any Plan Year the Plan is considered Top-Heavy, the Plan will be considered "Super Top-Heavy" if the aggregate of the Accounts of Participants who are Key Employees exceeds 90% of the aggregate of the Account balances of all Participants.

             13.5. The Amount of Account. For purposes of this Article XIII, the amount of the Account of any Participant shall be the sum of (x) the Account balance as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date; (y) any contributions actually made after the Valuation Date, but on or before the Determination Date, and during the first Plan Year only, any amount allocated as of a date prior to the Determination Date; and (z) the aggregate distributions made to such Participant during the 5-year period ending with the Determination Date. Only the benefits and contributions to current Participants who are Key Employees as of the Determination Date shall count against the 60% limit.

             For purposes of this Article XIII, if any former Employee has not received any Compensation from PaineWebber (other than benefits under the Plan) at any time during the 5-year period ending on the Determination Date, any accrued benefit for such individual (and the Account balance of such individual) shall be disregarded for purposes of determining whether the Plan is Top-Heavy.

             13.6.   Vesting.

             (a) Notwithstanding any other provision contained herein, if the Plan is Top-Heavy for any Plan Year, a Participant's nonforfeitable interest in amounts contributed to his Company Account shall be computed as follows:

                                          Nonforfeitable
           Years of Service                 Percentage
           ----------------                 ----------
                 2                             20%
                 3                             40%
                 4                             60%
                 5 or more                    100%

In no event shall a Participant's nonforfeitable interest in his Company Account be reduced by reason of the application of this paragraph.

            (b) If, after the Plan has become Top-Heavy, it ceases to be Top-Heavy for a subsequent Plan Year, any part of a Participant's Company Account which was nonforfeitable prior to the end of the Plan Year in which the Plan ceases to be Top-Heavy shall continue to be vested; provided, however, that the regular vesting schedule set forth in Article VII shall apply to all amounts contributed to a Participant's Company Account for any year after the Plan ceases to be Top-Heavy.

            13.7. Minimum Contribution.

            (a) Those Participants who have not separated from Service at the end of a Plan Year and who are not Key Employees will receive the minimum contribution specified in paragraph (b) below.

            (b) For any Plan Year in which the Plan is Top-Heavy, each Participant who is not a Key Employee shall receive a minimum contribution in an amount equal to the lesser of (i) 3% of Compensation or (ii) the percentage at which contributions are made under the Plan for the Key Employee for whom such percentage is the highest. With respect to any Participant who is not a Key Employee and who participates in this Plan and the PaineWebber Pension Plan in a Plan Year in which both Plans are Top-Heavy, such Participant shall receive a minimum contribution under this Plan equal to 5% of Compensation.

            (c) For purposes hereof, all defined contribution plans required to be included in the Aggregation Group shall be treated as one plan.

            13.8. Impact on Maximum Benefits. For any Plan Year for which the Plan is Top-Heavy, the dollar limitations in the defined benefit plan fraction and the defined contribution plan fraction set forth in Section 6.5(b) shall be multiplied by 1.00 rather than 1.25; provided, however, for any Plan Year in which the Plan is Top-Heavy, but is not Super Top-Heavy, the plan contributions fraction set forth in Section 6.5(b) shall be multiplied by 1.25 and not by 1.00 if paragraph (b) of Section 13.7 is applied by substituting "4%" for "3%"

            13.9. Key Employee.

            (a) As used herein, "Key Employee" shall mean any Employee or former Employee (and Beneficiaries of such employee) who, at any time during the Plan Year or any of the 4 preceding Plan Years, is

            (i) an officer of PaineWebber whose annual compensation (as such term is used in Section 415(c)(3) of the Code) but including amounts contributed by PaineWebber pursuant to salary reduction agreements and which are excludible from gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code is at least 50% of the dollar limit under
      Section 415(b)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of 3 or 10% of the Employees) have higher annual compensation;

            (ii) 1 of the 10 Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in Painewebber, who has annual compensation (within the meaning of Section 414(q)(7) of the Code) in excess of the dollar limitation set forth in
      Section 415(c)(1)(A) of the Code;

            (iii) the owner of more than 5% of the outstanding stock of PaineWebber or stock possessing more than 5% of the total combined voting power of all stock of PaineWebber; or

            (iv) the owner of more than 1% of the outstanding stock of PaineWebber and who received more than $150,000 in annual compensation (within the meaning of Section 414(q)(7) of the Code) from PaineWebber.

            (b) For purposes of determining ownership under this Section 13.9,
Section 318(a)(2)(C) of the Code (relating to constructive ownership) shall be applied by substituting "5 percent" for "50 percent" and the rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply.

            (c) For purposes of this Section 13.9, the terms Employee and former Employee include beneficiaries of such persons.

                                    Exhibit A

           Provisions Relating to Certain Participants in Other Plans

            1. BEDCO Plan. Notwithstanding any other provision of the Plan to the contrary, that part of the Trust Fund representing amounts transferred from the Blyth Eastman Dillon & Co. Incorporated Profit Sharing and Savings Plan ("BEDCO Plan") shall be held by the Plan and invested and distributed in accordance with the terms of this Plan in effect prior to January 1, 1989.

            2. MH Plans. Effective as of March 4, 1983, the MH Associates Restated Employees Profit Sharing Plan and the MH Associates Savings Plan (collectively the "MH Plan") were merged into the Plan, and the assets of the MH Plan were transferred to, and became a part of, the Plan. Such assets shall be held invested and distributed in accordance with the terms of the Plan in effect prior to January 1, 1989.

            3. PWJC Retirement Agreement and Trust. Effective as of March 30, 1984, the Paine, Webber, Jackson & Curtis Retirement Agreement ("Retirement Agreement") was merged into the Plan, and each Participant in the Paine, Webber, Jackson & Curtis Retirement Trust ("Retirement Trust") became a Participant in the Plan on that date if he was not otherwise a Participant in the Plan. The assets of the Retirement Trust allocable to each person who was a Participant under the Retirement Agreement were transferred to the Trust Fund, credited to a separate subaccount of such Participant's Employee Account, and invested in accordance with the investment election then in effect and thereafter shall be credited with any earnings which are allocable to such assets and charged with any losses and expenses which are allocable to such assets (hereinafter "the adjusted value of such assets")

            Participants initially elected to invest such assets (i) in any one or more of the investment funds available on the date of transfer or (ii) with respect to individuals who were actively employed by PaineWebber on March 20, 1984, in addition to such investment funds, in the investment portfolio which the Woodstock Corporation managed with respect to the Retirement Trust ("Woodstock Portfolio"). A Participant may elect to transfer all or a portion of the adjusted value of such assets from any of the investment funds or the Woodstock Portfolio to one or more of the investment funds available under the Plan at the time of transfer; provided that a Participant may not elect to transfer (or retransfer) any portion of the adjusted value of such assets from any of the investment funds to the Woodstock Portfolio.

            For all other purposes of the Plan, the part of the Retirement Trust assets credited to each Participant's Employee Account which is attributable to his unrecovered employee contributions under the Retirement Agreement shall be treated as Pre-Tax Contributions under the Plan, and all other amounts shall be treated as the appreciation on such Pre-Tax Contributions.

            4. Becker Profit Sharing Plan. Certain assets of the A.G. Becker Paribas Group Incorporated Profit Sharing Plan ("Becker Plan") were transferred to the Plan, and each participant in the Becker Plan who was an active, full-time Employee on the date of such transfer became a Participant in the Plan on that date if he was not otherwise a Participant in the Plan. The transferred assets of the Becker Plan allocable to each person who was a participant under the Becker Plan immediately prior to the transfer of assets to the Plan and who was an active full-time Employee on the date of such transfer were credited to a separate subaccount of such Participant's Employee Account and initially invested in accordance with the terms of the Plan as of the date of the transfer. For all purposes of the Plan, the part of the Becker Plan assets credited to each Participant's Employee Account which is attributable to his unrecovered employee contributions under the Becker Plan shall be treated as After-Tax Contributions under the Plan, all 401(k) contributions made to the Becker Plan shall be treated as Pre-Tax Contributions and all other amounts shall be treated as the appreciation on such After-Tax Contributions.

            5. PaineWebber Capital Accumulation Plan.

            (a) Plan Merger. Effective as of December 3, 1987, the PaineWebber Capital Accumulation Plan (the "CAP") was terminated and its assets were distributed to all of its participants and beneficiaries for whom correct current addresses were available. Effective as of September 1, 1992, the remaining accounts under the CAP were merged into the

Plan, and the rights of each former CAP participant to CAP benefits are thereafter to be determined solely under the terms of the Plan, except that all of such a participant's accrued benefits under the CAP shall be preserved under the Plan to the extent required by Sections 401(a)(12), 411(d)(6) and 414(1) of the Code.

            (b) Establishment of Segregated CAP Accounts. The accrued benefit of each former CAP participant shall be maintained in the Plan in a segregated "CAP Account," which shall be credited with earnings and charged with losses in the manner set forth in Article VI for other Plan Accounts.

            (c) Preservation of Distribution Options.

            (i) Married Participants. The CAP Account of a Participant who is married on the first day on which an amount becomes payable to him (the "Annuity Starting Date") shall be paid as an actuarially equivalent monthly benefit for his life with a survivor annuity payable monthly for the life of such spouse equal to 50% of the Participant's monthly benefit, unless such Participant elects to receive that amount in another optional form under the Plan and such election: (i) includes a written spousal consent, which is witnessed by the Plan Administrator, another authorized Plan representative or a notary public, (ii) designates a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries), which may not be changed without spousal consent (or the spouse expressly authorizes such changes without further consent) and (iii) includes an acknowledgment by the spouse of the effect of the election. Such consent is not required if the Participant establishes to the satisfaction of the Plan Administrator that there is no spouse or that the spouse cannot be located. The election must be made at least 30 days prior to, but no earlier than 90 days before the Annuity Starting Date.

            (ii) Single Participants. The CAP account of a Participant who is not married on the Annuity Starting Date shall be paid to him as an actuarially equivalent monthly benefit for his life, unless he elects to receive his CAP Account in another optional form under the Plan on a form provided by the Plan Administrator therefor, at least 30 days prior to, but no earlier than 90 days before the Annuity Starting Date.

            (iii) CAP Incorporated by Reference. To the extent not fully set forth in the text of this Plan, any optional forms of distribution offered under the CAP shall be deemed offered under this Plan in respect of the CAP Accounts, to the extent required by Section 411(d)(6) of the Code. Actuarial equivalence shall be determined under the assumptions used by the CAP.

                                    AMENDMENT
                                     TO THE
                       PAINEWEBBER SAVINGS INVESTMENT PLAN

            WHEREAS, Paine Webber Group Inc. (the "Corporation") sponsors Paine Webber Savings Plan (the "Plan") and

            WHEREAS, Section 11.1 of the Plan provides that the Corporation may amend the Plan at any time; and

            WHEREAS, the Corporation now desires to amend the Plan in the manner set forth below

            NOW, THEREFORE, the Plan is hereby amended, effective as of the dates specified below, in the following respects:

            1. Effective as of the earlier to occur of (A) September 1, 1996 or
(B) the date upon which the conversion to an automated telephone system with Hewitt Associates LLC becomes effective ("Conversion Date"), Section 2.14 of the Plan is amended by deleting it in its entirety and replacing it with the following:

            "Valuation Date" shall mean each business day on which the Trustee values the Fund."

            2. Effective as of the Conversion Date, Section 10.3 of the Plan is amended by:

            (A) deleting the first sentence of the second paragraph therein and replacing it with the following sentence:

                        "A Participant may change his investment elections on any business day.";

            (B) deleting the last sentence of the second paragraph therein, and

            (C) deleting the first and second sentences of the third paragraph therein and replacing them with the following sentence:

                        "All elections shall be made by utilizing the automated telephone system approved by the Plan Administrator and in accordance with the procedures of such system. Any election which is made prior to 4 p.m. on a Valuation Date shall be effective the following Valuation Date and any election which is made either (i) on a day which is not a Valuation Date or (ii) on a Valuation Date after 4 p.m. shall be effective on the second Valuation Date following the date on which the election is made."

            3. The first paragraph of Section 8.9(c) of the Plan is amended by deleting the phrase "as of the last business day of the month in which the Participant's application for a Participant Loan is approved" and replacing it with the phrase "as of the day the Participant's application for a Participant Loan is approved".

            4. Effective as of June 21, 1996, the Plan is amended to create a blackout period," which shall commence on June 21, 1996 and end on the Conversion Date (the "Blackout Period"). During the Blackout Period, there will he a processing freeze with respect to any elections or requests, which are received during such Blackout Period, for Plan loans, withdrawals, distributions or investment changes. Any such elections or requests which are properly received, in accordance with the terms of the Plan, prior to the Blackout Period will be processed in accordance with the Plan's normal procedures approved by the Plan Administrator. Any such elections or requests which are received during the Blackout Period will he processed after the Blackout Period.

            5. In all other respects, the Plan shall remain in full force and effect.

                                    AMENDMENT
                                       TO
                       PAINEWEBBER SAVINGS INVESTMENT PLAN

            1. Kidder Peabody. A new Exhibit B is added to the Painewebber Savings Investment Plan to read as follows, effective December 1, 1994:

                                    Exhibit B

              Provisions Relating to Participants Transferred from
                        Kidder Peabody & Co. Incorporated

            1. Service Credit. In determining the Service of a Participant who transferred directly from the employ of Kidder Peabody & Co. Incorporated ("Kidder Peabody") to the employ of PaineWebber during the period of December 1, 1994 through March 31, 1995, the Participant's Employment Commencement Date shall be his date of hire by Kidder Peabody. In applying this provision, the Plan Administrator shall be entitled to rely on the information as to such date furnished by Kidder Peabody to Painewebber.

            2. Prior Year Earnings. The Prior Year Earnings of any such transferred employee shall be: (1) in determining the Savings Incentive Contribution Percentage applicable to the Participant for the 1994 Plan Year (in the case of Participants so transferred during December 1994), the individual's earnings from Kidder Peabody for the 1993 calendar year; (2) in determining the Savings Incentive Contribution Percentage for the 1995 Plan Year, the amount (if any) determined under Section 2.33, plus the individual's earnings from Kidder Peabody for the

[ILLEGIBLE] paid by Kidder Peabody in December 1993; and (3) in determining the Savings Incentive Contribution Percentage for the 1996 Plan year; the amount determined under Section 2.33 plus the individual's earnings from Kidder Peabody for the 1999 calendar year (if any). The earnings from Kidder Peabody taken into account for this purpose shall be determined without regard to any election to reduce such earnings pursuant to a plan described in section 401(k) or 125 of the Code. If applying this provision, the Plan Administrator shall be entitled to rely on the information as to such earnings furnished by Kidder Peabody to PaineWebber.

            2. Clarifying Amendments. A new Section 3.4 is hereby added to the Plan, to read as follows:


3.4 Ineligible Employees. A nonresident alien who is employed outside of the United States, or is employed in the United States on temporary assignment only, shall not be eligible to participate in the Plan, and his remuneration for such employment shall not be treated as Compensation with respect to which he may make or share in contributions under the Plan; provided, however, that if such individual transfers to employment in a capacity eligible for participation in the Plan, his prior remuneration from PaineWebber in ineligible employment may be taken into account in determining his Prior Year Earnings in accordance with Section 2.33. An individual who performs services for

            PaineWebber under an agreement or arrangement (which may be written, oral, and/or evidenced by PaineWebber's payroll practice) with the individual or with another organization that provides the services of the individual to PaineWebber, pursuant to which the individual is treated as an independent contractor or is otherwise treated as an employee of an entity other than PaineWebber, shall not be eligible to participate in the Plan, or to accrue benefits by reason of such service or remuneration received therefor, irrespective of whether the individual is treated as an employee of PaineWebber under common-law employment principles or pursuant to the provisions of Section 414(m), 414(n) or 414(o) of the Code.

The amendments made by this Paragraph 2 clarify and codify the meaning and administrative interpretation of the Plan as heretofore in effect and are therefore effective retroactively for all purposes. In addition, the provisions of Section 3.4 supersede the first parenthetical phrase in the first sentence of
Section 2.17, which is therefore hereby deleted.

             AMENDMENTS TO THE PAINEWEBBER SAVINGS INVESTMENT PLAN

            1. Effective immediately, Section 6.6 of the PaineWebber Savings Investment Plan shall be amended by inserting the term "eligible" before the term "expenses" at each place it appears and by inserting the following sentence after the first sentence thereof:

            For purposes of this Section 6.6, the term "eligible expenses" shall mean expenses incurred in connection with the Plan which are permitted to be paid by the Plan or reimbursed to PaineWebber by the Plan pursuant to regulations and other pronouncements issued by the Department of Labor.

            2. Effective January 1, 1993, the first sentence of Section 8.2 of the PaineWebber Savings Investment Plan shall be amended to read as follows:

            A Participant (or his Beneficiary) may elect either (1) to actually receive his distribution or (2) if, and to the extent, the distribution constitutes an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code) and if the distribution was made on or after January 1, 1993, to have his distribution made as a direct rollover to another eligible retirement plan (within the meaning of Section 401(a)(31)(D) of the Code).